AMENDED & RESTATED BYE-LAWS OF THE BANK OF N.T. BUTTERFIELD & SON LIMITED Effective: 25 May 2022

-i- INTERPRETATION ....................................................................................................................... 1 1. Definitions .............................................................................................................. 1 SHARES ......................................................................................................................................... 4 2. Power to Issue Shares ........................................................................................... 4 3. Power of the Bank to Purchase Its Shares .......................................................... 4 4. Rights Attaching to Shares ................................................................................... 4 5. Shares to Be Issued Fully Paid ............................................................................. 7 6. [INTENTIONALLY OMITTED] ....................................................................... 7 7. [INTENTIONALLY OMITTED] ....................................................................... 7 8. Share Certificates .................................................................................................. 7 9. Fractional Shares .................................................................................................. 8 10. Ownership .............................................................................................................. 8 REGISTRATION OF SHARES ..................................................................................................... 9 11. Register of Members ............................................................................................. 9 12. Registered Holder Absolute Owner .................................................................... 9 13. Transfer of Registered Shares ............................................................................. 9 14. Transmission of Registered Shares ................................................................... 11 ALTERATION OF SHARE CAPITAL ....................................................................................... 12 15. Power to Alter Capital ........................................................................................ 12 16. Variation of Rights Attaching to Shares ........................................................... 12 DIVIDENDS AND CAPITALISATION ..................................................................................... 13 17. Dividends ............................................................................................................. 13 18. Power to Set Aside Profits .................................................................................. 13 19. Method of Payment ............................................................................................. 13 20. Capitalisation ...................................................................................................... 14 MEETINGS OF MEMBERS ........................................................................................................ 15 21. Annual General Meetings ................................................................................... 15 22. Special General Meetings ................................................................................... 15 23. Requisitioned General Meetings and Other Business ..................................... 15 24. Notice .................................................................................................................... 17 25. Giving Notice & Other Documents ................................................................... 17 26. Postponement or Cancellation of General Meeting ......................................... 19 27. Electronic Participation and Security at General Meetings ........................... 19 28. Quorum at General Meetings ............................................................................ 20

-ii- 29. Chairman to Preside at General Meetings ....................................................... 20 30. Voting on Resolutions ......................................................................................... 21 31. Restrictions on Voting Rights ............................................................................ 21 32. Power to Demand a Vote on a Poll .................................................................... 23 33. Voting by Joint Holders of Shares ..................................................................... 24 34. Instrument of Proxy ............................................................................................ 25 35. Representation of Corporate Member .............................................................. 26 36. Adjournment of General Meeting ..................................................................... 26 37. Written Resolutions of the Members Not Permitted ....................................... 27 38. Directors Attendance at General Meetings ...................................................... 27 DIRECTORS AND OFFICERS ................................................................................................... 27 39. Election of Directors ........................................................................................... 27 40. Single Class of Directors ..................................................................................... 28 41. Term of Office of Directors ................................................................................ 28 42. Alternate Directors Not Permitted .................................................................... 28 43. Removal of Directors .......................................................................................... 28 44. Vacancy in the Office of Director ...................................................................... 29 45. Remuneration of Directors ................................................................................. 29 46. Defect in Appointment ........................................................................................ 29 47. Directors to Manage Business ............................................................................ 30 48. Powers of the Board of Directors ...................................................................... 30 49. Register of Directors and Officers ..................................................................... 31 50. Appointment of Officers ..................................................................................... 31 51. Appointment of Secretary .................................................................................. 31 52. Duties of Chief Executive Officer and Other Officers ..................................... 31 53. Remuneration of Officers ................................................................................... 32 54. Conflicts of Interest ............................................................................................. 32 55. Indemnification and Exculpation of Directors and Officers ........................... 33 MEETINGS OF THE BOARD OF DIRECTORS ....................................................................... 34 56. Board Meetings ................................................................................................... 34 57. Notice of Board Meetings ................................................................................... 34 58. Electronic Participation in Meetings ................................................................. 34 59. Quorum at Board Meetings ............................................................................... 35 60. Board to Continue in the Event of Vacancy ..................................................... 35 61. Chairman to Preside ........................................................................................... 35 62. Written Resolutions ............................................................................................ 35 63. Validity of Prior Acts of the Board ................................................................... 35 CORPORATE RECORDS ........................................................................................................... 35 64. Minutes................................................................................................................. 35 65. Place Where Corporate Records Kept .............................................................. 36 66. Form and Use of Seal .......................................................................................... 36

-iii- ACCOUNTS ................................................................................................................................. 36 67. Books of Account ................................................................................................ 36 68. Financial Year End ............................................................................................. 36 AUDITS ........................................................................................................................................ 36 69. Annual Audit ....................................................................................................... 36 70. Appointment of Auditor ..................................................................................... 37 71. Remuneration of Auditor ................................................................................... 37 72. Duties of Auditor ................................................................................................. 37 73. Access to Records ................................................................................................ 37 74. Financial Statements ........................................................................................... 37 75. Distribution of Auditor’s Report ....................................................................... 37 76. Replacement of Auditor ..................................................................................... 38 VOLUNTARY WINDING-UP AND DISSOLUTION ............................................................... 38 77. Winding-Up ......................................................................................................... 38 CHANGES TO CONSTITUTION ............................................................................................... 38 78. Changes to Bye-laws ........................................................................................... 38

The Bank of N.T. Butterfield & Son Limited Page 1 INTERPRETATION 1. Definitions 1.1 In these Amended & Restated Bye-laws (these “Bye-laws”), the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively: Auditor the independent auditor of the Bank; Bank The Bank of N.T. Butterfield & Son Limited for which these Bye-laws are approved and confirmed; Banks Act the Banks and Deposit Companies Act 1999 as amended from time to time or any other legislation regulating banks in Bermuda gen- erally which may be passed by the Parlia- ment of Bermuda in substitution therefor or in addition thereto; Bermuda Stock Exchange the stock exchange operated and existing pursuant to the provisions of The Bermuda Stock Exchange Company Act 1992 and any successor body thereto upon which securities of the Bank are traded within Bermuda; Board the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Companies Act and these Bye-laws, or the Directors pre- sent at a meeting of Directors at which there is a quorum; BSD the Bermuda Securities Depository Service operated by the Bermuda Stock Exchange; BSD Account Holder any person that appears on the list of BSD Account Holders (in respect of shares in the Bank) provided to the Bank by the BSD from time to time. For the avoidance of any doubt, in determining whether or not any person is a BSD Account Holder the Bank shall be entitled to rely solely on such list without any obligation to make any further investigation or enquiry;

The Bank of N.T. Butterfield & Son Limited Page 2 -2- BSD Nominee BSD Nominee Limited, or such other nomi- nee appointed by the BSD for the purpose of acting as nominee company shareholder for the BSD; BSD Regulations the Bermuda Securities Depository Regula- tions made under Section 11 of the Bermuda Stock Exchange Company Act 1992; Butterfield Act The N.T. Butterfield & Son Act, 1904 as amended from time to time, or any other leg- islation setting forth the constitution of the Bank which may be passed by Parliament in substitution therefor which shall be deemed to constitute the Memorandum of Associa- tion of the Bank for the purposes of these Bye-laws; Companies Act the Companies Act 1981 as amended from time to time; Director a member of the Board; Exchange the stock exchange(s) upon which securities of the Bank are traded; Member a holder of Shares in the Bank; Notice written notice as further provided in these Bye-laws unless otherwise specifically stat- ed; Officer any person appointed by the Board to hold an office in the Bank; Ordinary Share an ordinary voting share par value BD$0.01 per share in the capital of the Bank; Register of Directors and Officers the register of Directors and Officers referred to in these Bye-laws; Register of Members the register of members referred to in these Bye-laws; Secretary the person appointed to perform any or all of the duties of secretary of the Bank and in-

The Bank of N.T. Butterfield & Son Limited Page 3 -3- cludes any deputy or assistant secretary and any person appointed by the Board to per- form any of the duties of the Secretary; Share any share in the capital of the Bank; and Treasury Share a share of the Bank that was or is treated as having been acquired and held by the Bank and has been held continuously by the Bank since it was so acquired and has not been cancelled. 1.2 In these Bye-laws, where not inconsistent with the context: (a) words denoting the plural number include the singular number and vice versa; (b) words denoting the masculine gender include the feminine and neuter genders; (c) words importing persons include companies, associations or bodies of per- sons whether corporate or not; (d) the words: (i) “may” shall be construed as permissive; and (ii) “shall” shall be construed as imperative; (e) a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof; (f) the phrase “issued and outstanding” in relation to Shares, means Shares in issue other than Treasury Shares; (g) the word “corporation” means a corporation whether or not a company within the meaning of the Companies Act; and (h) unless otherwise provided herein, words or expressions defined in the Companies Act shall bear the same meaning in these Bye-laws. 1.3 In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form. 1.4 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

The Bank of N.T. Butterfield & Son Limited Page 4 -4- SHARES 2. Power to Issue Shares 2.1 Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing Shares or class or series of Shares, the Board shall have the power to issue any unissued Shares on such terms and conditions as it may determine whether or not the existing voting control of any Member is thereby affected. 2.2 Without limitation to the provisions of Bye-law 4, subject to the Companies Act, any preference Shares may be issued or converted into Shares that (at a determi- nable date or at the option of the Bank or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the is- sue or conversion). 2.3 Without prejudice to the foregoing, neither the Bank nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or dis- posal of Shares to make, or make available, any such offer, option or Shares to Members or others with registered addresses in any particular territory or territo- ries where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of shareholders for any purpose whatsoever. 3. Power of the Bank to Purchase Its Shares 3.1 The Bank may purchase its own Shares for cancellation or acquire them as Treas- ury Shares in accordance with the Companies Act on such terms as the Board shall think fit. 3.2 The Board may exercise all the powers of the Bank to purchase or acquire all or any part of its own Shares in accordance with the Companies Act. 4. Rights Attaching to Shares 4.1 At the date of adoption of these Bye-laws the share capital of the Bank is divided into the following classes: (a) 2,000,000,000 Ordinary Shares, (b) 6,000,000,000 non-voting ordinary shares par value BD$0.01 per share (the “Non-Voting Ordi- nary Shares”), (c) 110,200,001 preference shares of par value US$0.01 per share (the “US$ Preference Shares”) and (d) 50,000,000 preference shares of par value £0.01 per share (the “£ Preference Shares” and together with the US$ Preference Shares, the “Preference Shares”). 4.2 The holders of Ordinary Shares shall, subject to these Bye-laws (including, with- out limitation, the rights attaching to the Preference Shares):

The Bank of N.T. Butterfield & Son Limited Page 5 -5- (a) be entitled to one vote per Ordinary Share; (b) be entitled to such dividends as the Board may from time to time declare; (c) in the event of a winding-up or dissolution of the Bank, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Bank; and (d) generally be entitled to enjoy all of the rights attaching to Ordinary Shares. 4.3 The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of Preference Shares to be included in each such series, and to fix the terms, including designa- tion, powers, preferences, rights, qualifications, limitations and restrictions of the Preference Shares of each such series (and, for the avoidance of doubt, such mat- ters and the issuance of such Preference Shares shall not be deemed to vary the rights attaching to the Ordinary Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (a) the number of Preference Shares constituting that series and the distinctive designation of that series; (b) the dividend rate on the Preference Shares of that series, whether divi- dends shall be cumulative and, if so, from which date or dates, and the rel- ative rights of priority, if any, of the payment of dividends on Preference Shares of that series; (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights; (d) whether that series shall have conversion or exchange privileges (includ- ing, without limitation, conversion into Ordinary Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine; (e) whether or not the Preference Shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting Preference Shares for re- demption or repurchase if less than all Preference Shares are to be re- deemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per Preference Share paya-

The Bank of N.T. Butterfield & Son Limited Page 6 -6- ble in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates; (f) whether that series shall have a sinking fund for the redemption or repur- chase of Preference Shares of that series, and, if so, the terms and amount of such sinking fund; (g) the right of the Preference Shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Bank or any sub- sidiary, upon the issue of any additional Shares (including additional Pref- erence Shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, re- demption or other acquisition by the Bank or any subsidiary of any issued Shares; (h) the rights of the Preference Shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank, and the relative rights of priority, if any, of payment in respect of Preference Shares of that series; (i) the rights of holders of that series to elect or appoint Directors; and (j) any other relative participating, optional or other special rights, qualifica- tions, limitations or restrictions of that series. 4.4 Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or ex- changeable, have been converted into or exchanged for Shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the re- strictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares. 4.5 At the discretion of the Board, whether or not in connection with the issuance and sale of any Preference Shares or other securities of the Bank, the Bank may issue securities, contracts, warrants or other instruments evidencing any Preference Shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, includ- ing, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Ordinary Shares, other Shares, option rights, securities having conversion or option rights, or obligations of the Bank or transferee of the

The Bank of N.T. Butterfield & Son Limited Page 7 -7- person or persons from exercising, converting, transferring or receiving the Shares, option rights, securities having conversion or option rights, or obligations. 4.6 All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Bank while it holds such Treasury Share and, except where re- quired by the Companies Act, all Treasury Shares shall be excluded from the cal- culation of any percentage or fraction of the share capital, or Shares, of the Bank. 5. Shares to Be Issued Fully Paid Notwithstanding anything to the contrary in these Bye-laws, no Share shall be issued un- less such Share is fully paid up. 6. [INTENTIONALLY OMITTED] 7. [INTENTIONALLY OMITTED] 8. Share Certificates 8.1 The Shares of each Member may be uncertificated or evidenced by share certifi- cates in such form as the Board may from time to time prescribe. 8.2 The Bank shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Member to whom the Shares have been allotted. In such case, the Member shall be entitled without charge to re- ceive one certificate for all of his Shares or several certificates each for one or more of his Shares upon payment of $10.00 for every certificate after the first one or such lesser sum as the Directors shall from time to time determine. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on share certificates may be printed thereon or affixed by mechani- cal means. 8.3 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board shall, upon request by the Member, cause a new certificate to be issued without charge and may request an indemnity for the lost certificate if it sees fit. 8.4 Notwithstanding any provisions of these Bye-laws: (a) the Directors shall, subject to the Companies Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated Shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have ef-

The Bank of N.T. Butterfield & Son Limited Page 8 -8- fect to the extent that it is in any respect inconsistent with the holding or transfer of Shares in uncertificated form; and (b) unless otherwise determined by the Directors and as permitted by the Companies Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any Share for so long as the title to that Share is evidenced otherwise than by a certificate and for so long as transfers of that Share may be made otherwise than by a written instrument. 8.5 Where a Member has sold part of his holding, that Member is entitled to a certifi- cate for the balance of his holding without charge. 8.6 Notwithstanding anything to the contrary in these Bye-laws, Shares that are listed or admitted to trading on an Exchange shall be transferred in accordance with the rules and regulations of such Exchange and the applicable transfer agent of the Bank. 9. Fractional Shares The Bank may issue its Shares in fractional denominations and deal with such fractions to the same extent as its whole Shares, and Shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole Shares including (but without limiting the generality of the foregoing) the right to vote, to re- ceive dividends and distributions and to participate in a winding-up. 10. Ownership 10.1 The Bank may at any time enquire in writing of any Member: (a) whether or not he is the beneficial owner of the Shares; (b) whether or not he is under any obligation to exercise any rights attaching to that Share at the instance of, or for the benefit of, another person, and, if so, the name of such other person; and (c) whether he owns that Share jointly or severally with another person and, if so, the name of such other person who has such an interest; and the Bank may further require a person who responds to such enquiry to fur- nish such proof of the correctness of his response as the Bank considers neces- sary. 10.2 Any person to whom an enquiry is made pursuant to Bye-law 10.1 shall reply in writing within fourteen (14) days after receipt of the enquiry and shall provide the information required.

The Bank of N.T. Butterfield & Son Limited Page 9 -9- REGISTRATION OF SHARES 11. Register of Members 11.1 The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Companies Act. 11.2 The Register of Members shall be open to inspection without charge at the regis- tered office of the Bank or at such other place in Bermuda convenient for inspec- tion on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accord- ance with the Companies Act, be closed for any time or times not exceeding in the whole thirty (30) days in each year. 12. Registered Holder Absolute Owner The Bank shall be entitled to treat the registered holder of any Share as the absolute own- er thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such Share on the part of any other person. 13. Transfer of Registered Shares 13.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may ac- cept: Transfer of a Share or Shares [ ] (the “Bank”) FOR VALUE RECEIVED ....................... [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Bank. Status of Transferor: Bermudian* [ ] Other _______________________ Status of Transferee**: Bermudian* [ ] Other _______________________ If joint holders, state the type of co-ownership to be acquired by the Transferees: Joint tenancy/Tenancy in common. DATED this [ ] day of [ ], 20[ ] Signed by: In the presence of: Transferor Witness

The Bank of N.T. Butterfield & Son Limited Page 10 -10- Transferee Witness * Bermudian has the meaning prescribed in the Companies Act 1981 and in- cludes, inter alia, (a) any person who has Bermudian status by virtue of the law relating to immigration; (b) a local company in which the percentage of Shares beneficially owned by Bermudians is not less than 80% of the total issued share capital; or (c) a wholly owned subsidiary of a local company. ** Where the shares are to be acquired by the Transferee as nominee, the status of the beneficial owner must be given. 13.2 Such instrument of transfer shall be signed by (or, in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid up Share, the Board may accept the instrument signed by or on be- half of the transferor alone. The transferor shall be deemed to remain the holder of such Share until the same has been registered as having been transferred to the transferee in the Register of Members. 13.3 The Board may refuse to recognise any instrument of transfer unless it is accom- panied by the certificate, if any, in respect of the Shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. 13.4 No fee shall be payable to the Company for registration of any transfer of Shares. 13.5 The joint holders of any Share may transfer such Share to one or more of such joint holders, and the surviving holder or holders of any Share previously held by them jointly with a deceased Member may transfer any such Share to the execu- tors or administrators of such deceased Member. 13.6 The Board shall refuse to register a transfer unless all applicable consents, author- isations and permissions of any governmental body or agency in Bermuda have been obtained or if a transfer would otherwise violate any statutory restriction on transfers. If the Board refuses to register a transfer of any Share, the Secretary shall, within three (3) months after the date on which the transfer was lodged with the Bank, send to the transferor and transferee notice of the refusal. 13.7 Shares may be transferred without a written instrument if transferred by an ap- pointed agent or otherwise in accordance with the Companies Act. 13.8 Notwithstanding anything to the contrary in these Bye-laws, Shares that are listed or admitted to trading on an Exchange shall be transferred in accordance with the rules and regulations of such Exchange and the applicable transfer agent of the Bank.

The Bank of N.T. Butterfield & Son Limited Page 11 -11- 14. Transmission of Registered Shares 14.1 In the case of the death of a Member, the survivor or survivors where the de- ceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the on- ly persons recognised by the Bank as having any title to the deceased Member’s interest in the Shares. Nothing herein contained shall release the estate of a de- ceased joint holder from any liability in respect of any Share which had been jointly held by such deceased Member with other persons. Subject to the Compa- nies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the Shares of a deceased Member. 14.2 Any person becoming entitled to a Share in consequence of the death or bank- ruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such Share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following: Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member [ ] (the “Bank”) I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Bank in the name of the said [name of de- ceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transfer- ee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions. DATED this [ ] day of [ ], 20[ ] Signed by: In the presence of: Transferor Witness Transferee Witness

The Bank of N.T. Butterfield & Son Limited Page 12 -12- 14.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transfer- ee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the Share by that Member before such Member’s death or bankruptcy, as the case may be. 14.4 Where two or more persons are registered as joint holders of a Share or Shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to such Share or Shares and the Bank shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders. 14.5 Notwithstanding anything to the contrary in these Bye-laws, Shares that are listed or admitted to trading on an Exchange shall be transferred in accordance with the rules and regulations of such Exchange and the applicable transfer agent of the Bank. ALTERATION OF SHARE CAPITAL 15. Power to Alter Capital 15.1 If authorised by resolution of the Members, the Bank may increase, divide, con- solidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Companies Act. 15.2 Where, on any alteration or reduction of share capital or otherwise, fractions of Shares or some other difficulty would result, the Board may deal with or resolve the same in such manner as it thinks fit. 16. Variation of Rights Attaching to Shares If, at any time, the share capital is divided into different classes of Shares, the rights at- tached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Bank is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanc- tion of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the Shares of the class at which meeting the necessary quorum shall be two (2) persons holding or representing by proxy one-third of the issued Shares of the class. The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

The Bank of N.T. Butterfield & Son Limited Page 13 -13- DIVIDENDS AND CAPITALISATION 17. Dividends 17.1 The Board may, subject to these Bye-laws and in accordance with the Companies Act, declare a dividend to be paid to the Members, in proportion to the number of Shares held by them, and such dividend may be paid in cash or wholly or partly in specie, in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Bank. 17.2 The Board may fix any date as the record date for determining the Members enti- tled to receive any dividend. 17.3 The Bank may pay dividends in proportion to the amount paid up on each Share where a larger amount is paid up on some Shares than on others. 17.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Bank. No unpaid distribution shall bear interest as against the Bank. 18. Power to Set Aside Profits The Board may, before declaring a dividend, set aside out of the surplus or profits of the Bank, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. 19. Method of Payment 19.1 Any dividend or other monies payable in respect of a Share may be paid by cheque or draft sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, sen- iority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or draft shall be a good discharge to the Bank. Every such cheque or draft shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any Shares any one of them can give an effectual receipt for any dividend paid in respect of such Shares. 19.2 Any dividend and or other monies payable in respect of a Share which has re- mained unclaimed for a period of seven (7) years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Bank provided that during that seven (7) year period at least three dividends in respect of the Shares in question have become payable and no divi- dend during that period has been claimed and on or after the expiry of the seven

The Bank of N.T. Butterfield & Son Limited Page 14 -14- (7) year period the Bank has given notice by advertisement locally and also in a newspaper circulating in the area of the last known address of the Member or the address at which service of notices may be effected in the manner authorised by these Bye-laws is located, of its intention to declare the monies forfeit, and pro- vided that the applicable Exchange has been informed of such intention. The payment of any unclaimed dividend or other monies payable in respect of a Share may (but need not) be paid by the Bank into an account separate from the Bank’s own account. Such payment shall not constitute the Bank as trustee in respect thereof. 19.3 The Bank shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two (2) consecutive occasions, or, fol- lowing one (1) such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Bank by this Bye-law 19.3 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft. 19.4 The Bank shall be entitled to sell the Shares of a Member who is untraceable if: (a) During any period of seven (7) years at least three (3) dividends in respect of the Shares in question have become payable and no dividend during that period has been claimed; and (b) On or after expiration of the seven (7) years the Bank has given notice, by advertisement published in a daily newspaper in Bermuda and also in a newspaper circulating in the area in which the last known address of the Member or the address at which service of notices may be effected in the manner authorised by these Bye-laws is located, of its intention to sell the Shares and has informed the applicable Exchange of such intention. If the Bank in accordance with this Bye-law elects to sell the unclaimed Shares on the open market, then the Bank shall be entitled to keep the proceeds of any such sale. 20. Capitalisation 20.1 The Board may capitalise any amount for the time being standing to the credit of any of the Bank’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued Shares to be allotted as fully paid up bonus Shares pro-rata (except in connection with the conversion of Shares of one class to Shares of another class) to the Members. 20.2 The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by

The Bank of N.T. Butterfield & Son Limited Page 15 -15- applying such amounts in paying up in full, partly or nil paid up Shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution. MEETINGS OF MEMBERS 21. Annual General Meetings The annual general meeting of the Bank shall be held in each year at such time and place as the Chairman or the Board shall appoint. Only persons who are proposed or nominat- ed by the Board, or by one or more Members in accordance with Bye-law 39, shall be el- igible for election as Directors at an annual general meeting and only such other business shall be conducted or considered, as shall have been properly brought before the meeting by the Board or Members. 22. Special General Meetings The Chairman or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary. Only persons who are proposed or nominated by the Board, or by one or more Members in accordance with Bye-law 39, shall be eligible for election as Directors at a special general meeting and only such other business shall be conducted or considered, as shall have been properly brought before the meeting by the Board. 23. Requisitioned General Meetings and Other Business 23.1 The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Bank as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting pursuant to the Compa- nies Act. 23.2 In addition to any other rights of Members under the Companies Act or these Bye-laws, business may be brought before any annual general meeting by any person who: (a) is a Member of record on the date of the giving of the notice pro- vided for in this Bye-law 23 and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (b) complies with the notice procedures set forth in this Bye-law 23, unless such notice proce- dures are waived by the Board. 23.3 In addition to any other applicable requirements, for business to be proposed by a Member pursuant to Bye-law 23.2, such Member must have given timely notice thereof in proper written form to the Secretary. 23.4 To be timely, a notice given to the Secretary must be delivered to or mailed and received by the Secretary at the Bank’s registered office not less than ninety (90)

The Bank of N.T. Butterfield & Son Limited Page 16 -16- days nor more than one-hundred twenty (120) days before the anniversary of the last annual general meeting. In the event the annual general meeting is called for a date that is greater than thirty (30) days before or after such anniversary, the no- tice must be so delivered or mailed and received not later than ten (10) days fol- lowing the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annu- al general meeting was made. 23.5 To be in proper written form, a notice given to the Secretary pursuant to this Bye- law 23 must set forth as to each matter such Member proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bye-laws, the language of the proposed amendment) and the reasons for conducting such business at the annual general meeting; (b) the name and record address of such Member and of the beneficial owner, if any, on whose behalf the business is being proposed; (c) the class or series and number of Shares of the Bank which are registered in the name of or beneficially owned by such Member and such beneficial owner (in- cluding any Shares as to which such Member or such beneficial owner has a right to acquire ownership at any time in the future); (d) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indi- rectly, by such Member or such beneficial owner, the purpose or effect of which is to give such Member or such beneficial owner economic risk similar to owner- ship of Shares; (e) a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such Member or such bene- ficial owner, the purpose or effect of which is to mitigate loss to, reduce the eco- nomic risk (or ownership or otherwise) of any Shares or any class or series of Shares of the Bank, manage the risk of Share price changes for, or increase or de- crease the voting power of, such Member or beneficial owner, or which provides, directly or indirectly, such Member or beneficial owner with the opportunity to profit from any decrease in the price or value of the Shares or any class or series of Shares of the Bank; (f) a description of all agreements, arrangements, under- standings or relationships between such Member or such beneficial owner and any other person or persons (including their names) in connection with the pro- posal of such business by such Member and any material interest of such Member or such beneficial owner in such business; and (g) a representation that such Member intends to appear in person or by proxy at the annual general meeting to bring such business before the annual general meeting. 23.6 Once business has been properly brought before an annual general meeting in ac- cordance with the procedures set forth in this Bye-law 23, nothing in this Bye-law shall be deemed to preclude discussion by any Member of such business. If the chairman of the annual general meeting determines that business was not properly brought before the annual general meeting in accordance with this Bye-law 23,

The Bank of N.T. Butterfield & Son Limited Page 17 -17- the chairman shall declare to the meeting that the business was not properly brought before the meeting and the determination of the chairman shall be final and such business shall not be transacted. 23.7 No business may be transacted at an annual general meeting or requisitioned gen- eral meeting, other than business that is either (a) properly brought before the an- nual general meeting by or at the direction of the Board (or any duly authorised committee thereof); or (b) properly brought before the meeting by any Member or Members in accordance with the Companies Act and these Bye-laws. 24. Notice 24.1 At least twenty-one (21) days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat stating the date, place and time at which the meeting is to be held, that the appointment or election of Directors will take place thereat, and, as far as practicable, the other business to be conduct- ed at the meeting. 24.2 At least twenty-one (21) days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat stating the date, place and time at which the meeting is to be held, and, as far as practicable, the business to be conducted at the meeting. 24.3 The Board may fix any date as the record date for determining the Members enti- tled to receive notice of and to vote at any general meeting of the Bank. 24.4 A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (a) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (b) a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the Shares giving a right to attend and vote thereat in the case of a special general meeting. 24.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. 25. Giving Notice and Other Documents 25.1 Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Bank, any instrument of proxy and any document to be sent in accordance with the Bye-Laws) may be sent to, served on or delivered to any Member by the Bank:

The Bank of N.T. Butterfield & Son Limited Page 18 -18- 25.1.1 personally; 25.1.2 by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Member at his address as appearing in the Register of Members; 25.1.3 by sending it by pre-paid courier to or leaving it at the Member’s address appear- ing in the Register of Members; 25.1.4 where applicable, by sending it by email or other mode of representing or repro- ducing words in a legible and non-transitory form or by sending an electronic rec- ord of it by electronic means, in each case to an address supplied by such Member for the purposes of communication in such manner; or 25.1.5 by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the web- site where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 25.1.1, 25.1.2, 25.1.3 or 25.1.4 of this Bye-Law, or otherwise in accordance with the Companies Act. 25.2 Any notice or other document required to be given to a Member shall, with respect to any Shares held jointly by two (2) or more persons, be given to whichever of such persons is named first in the Register of Members, and notice or other document so given shall be deemed as sufficient service on or delivery to all holders of such Shares. 25.3 Any notice or other document shall be deemed to have been served on or delivered to any Member by the Bank: 25.3.1 if sent by personal delivery, at the time of delivery; 25.3.2 if sent by post, forty-eight (48) hours after it was put in the post; 25.3.3 if sent by pre-paid courier, twenty-four (24) hours after sending; 25.3.4 if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or 25.3.5 if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Member, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a web- site in accordance with the Companies Act and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

The Bank of N.T. Butterfield & Son Limited Page 19 -19- 25.4 Each Member and each person becoming a Member subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a Share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Bank by way of access- ing them on a website instead of being provided by other means. 25.5 If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Bank is unable effectively to convene a general meeting by no- tices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Bank shall send confirmatory copies of the notice by post if at least ten (10) clear days before the meeting the posting of notices to addresses throughout that territory again be- comes practicable. 25.6 The Bank shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated, are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Bank with an alternative acceptable address for delivery of notices and other documents by the Bank. 25.7 Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Members shall mutatis mutandis apply to service or delivery of no- tices and other documents to the Bank or any Director or Secretary pursuant to these Bye-Laws. 26. Postponement or Cancellation of General Meeting The Chairman or the Board may, and the Secretary on instruction from the Chairman or the Board shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meet- ing. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with these Bye-laws. 27. Electronic Participation and Security at General Meetings 27.1 Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and

The Bank of N.T. Butterfield & Son Limited Page 20 -20- participation in such a meeting shall constitute presence in person at such meet- ing. 27.2 The Board may, and at any general meeting the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he consid- ers appropriate to ensure the security of a general meeting including, without limi- tation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions. 28. Quorum at General Meetings 28.1 At any general meeting two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 25% of the total is- sued voting Shares in the Bank shall form a quorum for the transaction of busi- ness. 28.2 If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one (1) week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws. 29. Chairman to Preside at General Meetings 29.1 The Chairman, if there be one, and if not the Vice-Chairman, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence, a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote. 29.2 The Board and the chairman of any general meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and the chairman of any general meeting shall be enti- tled to refuse entry to a person who refuses to comply with any such arrange- ments, requirements or restrictions.

The Bank of N.T. Butterfield & Son Limited Page 21 -21- 29.3 At any general meeting if an amendment is proposed to any resolution under con- sideration and the chairman of the meeting rules on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. 30. Voting on Resolutions 30.1 Subject to the Companies Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the af- firmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail. 30.2 Notwithstanding any other provisions of these Bye-Laws to the contrary, the fol- lowing matters, except to the extent any proposal in respect of such a matter has received the prior approval of the Board, shall require the affirmative vote of not less than two-thirds of all voting rights attached to all issued and outstanding Shares: (a) removal of a Director other than for cause; (b) the approval of an amalgamation, merger or consolidation with or into any other person, arrangement, reconstruction or sale, lease, conveyance, ex- change or other transfer of all or substantially all the Bank’s assets, or in each case, an equivalent transaction; (c) commencement of proceedings seeking winding-up, liquidation or reor- ganisation of the Bank. 30.3 At any general meeting if an amendment is proposed to any resolution under con- sideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. 31. Restrictions on Voting Rights 31.1 In this Bye-Law unless the context otherwise requires: “Relevant Shareholder” means any person who is not Bermudian as defined in the Companies Act who is interested in Shares which constitute more than 40% of all Shares then issued and outstanding. “Relevant Shares” means those Shares in which a Relevant Shareholder has an interest which constitute more than 40% of all Shares then issued and outstanding and which are in excess of that 40% interest.

The Bank of N.T. Butterfield & Son Limited Page 22 -22- 31.2 A Relevant Shareholder shall not be entitled to vote the Relevant Shares at any general meeting of the Bank without the prior written approval of the Minister of Finance. 31.3 In this Bye-Law the word “interest” means (and “interests” and “interested in Shares” shall be construed accordingly) any interest of any kind whatsoever in Shares including but not limited to the following: (a) any interest in Shares comprised in property held on trust; (b) any contractual right to purchase Shares whether for cash or other consid- eration; (c) any interest by virtue of any right or obligation (whether subject to condi- tions or not) to exercise any right conferred by the holding of Shares in- cluding but not limited to voting rights or any entitlement to control the exercise of any such right; (d) any right to call for delivery of Shares; (e) the right to acquire an interest in the Shares or an obligation to take an in- terest in Shares; or (f) the power to dispose of Shares. PROVIDED THAT: (g) persons having a joint interest shall be taken each of them to have that in- terest; (h) a person shall be taken to be interested in any Shares in which an associate (within the meaning of the Banks Act) of that person is interested; (i) a person shall be interested in Shares if a body corporate is interested in them and: (i) that body corporate or its directors are accustomed to act in ac- cordance with the directions or instructions of that person; or (ii) that person is entitled by virtue of any right or obligation (whether subject to conditions or not) to exercise or control the exercise of one third or more of the voting power at general meetings of that body corporate, and where such body corporate is entitled to con- trol the exercise of any of the voting power at general meetings of another body corporate such voting power shall be taken to be ex- ercisable by that person.

The Bank of N.T. Butterfield & Son Limited Page 23 -23- PROVIDED ALSO THAT the following interests shall be disregarded if the per- son in question is under any obligation to exercise or control the exercise of the voting rights of the Shares at the instance of any other person: (j) any interest of a custodian trustee or a bare trustee; (k) any interest of a licensed bank or other financial institution held by way of security for the purposes of a transaction entered into in the ordinary course of banking business; (l) an interest of a personal representative of any estate; (m) any interest of a person arising by reason only that such person has been appointed a proxy to vote at a specified meeting of shareholders and at any adjournment of that meeting or has been appointed by a body corporate to act as its representative at any meeting of shareholders; (n) any interest of any underwriter or sub-underwriter in any offer of Shares provided the agreement or interest is confined to that purpose and any matters incidental to it; (o) any interest of any market maker in the Shares which has been approved by the Board provided the interest is confined to that purpose and any mat- ters incidental to it; (p) any interest as a beneficiary under a pension or retirement benefits scheme; (q) the interests of any subsidiary of the Bank. 32. Power to Demand a Vote on a Poll 32.1 Notwithstanding the foregoing, a poll may be demanded by any of the following persons: (a) the chairman of such meeting; (b) at least three Members present in person or represented by proxy; (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or (d) any Member or Members present in person or represented by proxy hold- ing Shares in the Bank conferring the right to vote at such meeting, being Shares on which an aggregate sum has been paid up equal to not less than

The Bank of N.T. Butterfield & Son Limited Page 24 -24- one-tenth of the total amount paid up on all such Shares conferring such right. 32.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of Shares, every person present at such meeting shall have one vote for each Share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are pre- sent by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. 32.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll. 32.4 Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken. Each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot pa- pers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the chairman of the meeting for the purpose. The result of the poll shall be declared by the chairman of the meet- ing. 33. Voting by Joint Holders of Shares In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

The Bank of N.T. Butterfield & Son Limited Page 25 -25- 34. Instrument of Proxy 34.1 A Member may appoint a proxy by (a) an instrument appointing a proxy in writ- ing in substantially the following form or such other form as the Board may de- termine from time to time: Proxy [ ] (the “Bank”) I/We, [insert name(s) here], being a [Member/holder of shares] of the Bank with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [ ] day of [ ], 20[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.) Signed this [ ] day of [ ], 20[ ] Member(s) or (b) such telephonic, electronic or other means as may be approved by the Board. 34.2 In respect of Shares held by the BSD Nominee, the instrument of proxy shall be in such form as required by the BSD Regulations and shall, if so required by the BSD Regulations allow for the BSD Account Holder for whom the Shares are held by the BSD Nominee to appoint an alternative person as proxy in place of the person named in the instrument of proxy where relevant. The Bank shall issue and send to each BSD Account Holder such an instrument of proxy in respect of that BSD Account Holder’s Shares on behalf of and in the name of the BSD Nominee, which instrument of proxy need not be signed on behalf of the BSD Nominee. Any proxy appointed pursuant to such an instrument of proxy shall be afforded the opportunity to attend, speak and vote at meetings as though such per- son were an individual Member and the registered holder of the Shares for which the proxy is appointed. 34.3 A Member who is the holder of two or more Shares may appoint more than one proxy to represent him and vote on his behalf in respect of different Shares. 34.4 The decision of the chairman of any general meeting as to the validity of any ap- pointment of a proxy shall be final. 34.5 A Member may appoint a standing proxy by depositing at the registered office of the Bank a proxy in an appropriate form and such proxy shall be valid for any and all matters to be approved by Members pursuant to general meetings until notice

The Bank of N.T. Butterfield & Son Limited Page 26 -26- of revocation is received by the Secretary at the office of the Bank. Where a standing proxy exists, its operation shall be deemed to have been suspended at any general meeting at which the Member is present or in respect to which the Member has specially appointed a proxy. The Bank may from time to time re- quire such evidence as it shall deem necessary as to the due execution and contin- uing validity of a standing proxy and the operation of that standing proxy shall be deemed to be suspended until the Bank has received and is satisfied with the re- quested evidence. 35. Representation of Corporate Member 35.1 A corporation which is a Member may, by written instrument, authorise such per- son or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or repre- sentatives. 35.2 Notwithstanding the foregoing, the chairman of the meeting may accept such as- surances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member. 36. Adjournment of General Meeting 36.1 The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a ma- jority of the voting rights of those Members present in person or by proxy), ad- journ the meeting. 36.2 In addition, the chairman of the meeting may adjourn the meeting to another time and place without such consent or direction if it appears to him that: (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. 36.3 Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the re-

The Bank of N.T. Butterfield & Son Limited Page 27 -27- sumption of the adjourned meeting shall be given to each Member entitled to at- tend and vote thereat in accordance with these Bye-laws. 37. Written Resolutions of the Members Not Permitted Notwithstanding any provision of the Companies Act, the Members may adopt resolu- tions only at general meetings held in accordance with these Bye-laws and not by written resolution. 38. Directors Attendance at General Meetings The Directors shall be entitled to receive notice of, attend and be heard at any general meeting. DIRECTORS AND OFFICERS 39. Election of Directors 39.1 The Board shall consist of such number of Directors being not less than six Direc- tors and not more than such maximum number of Directors, not exceeding twelve Directors, as the Board may from time to time determine. 39.2 Only persons who are proposed in accordance with this Bye-law shall be eligible for appointment or election as Directors at general meetings. A person may be proposed for election or appointment as a Director at a general meeting either by the Board or by one or more Members holding Shares which in the aggregate car- ry not less than 5% of the voting rights in respect of the election of Directors. Where any person, other than a person proposed for election or appointment as a Director by the Board, is to be proposed for appointment or election as a Director, written notice of the proposal must be given to the Bank, and of his willingness to serve as a Director, as follows. Where a Director is to be appointed or elected: (a) at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual gen- eral meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was post- ed to Members or the date on which public disclosure of the date of the annual general meeting was made; and (b) at a special general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the special gen- eral meeting was posted to Members or the date on which public disclo- sure of the date of the special general meeting was made.

The Bank of N.T. Butterfield & Son Limited Page 28 -28- 39.3 Where the number of persons validly proposed for appointment or election as a Director is not greater than the number of Directors to be appointed or elected, the chairman of the meeting shall declare such persons appointed. Where the number of persons validly proposed for appointment or election as a Director is greater than the number of Directors to be appointed or elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Direc- tors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors. 39.4 At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting. 40. Single Class of Directors The Board shall consist of a single class of Directors. 41. Term of Office of Directors Each Director shall hold office until the next annual general meeting, subject to his office being vacated pursuant to Bye-law 44. 42. Alternate Directors Not Permitted Without prejudice to the power of Directors to appoint another Director to represent him and to vote on his behalf at any meeting of the Board in accordance with section 91A of the Companies Act, no person may be appointed by the Members, the Board or any Di- rector to act as a Director in the alternative to any Director. 43. Removal of Directors 43.1 Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be en- titled to be heard on the motion for such Director’s removal. 43.2 Where a Director is to be removed for cause, any vote on such removal shall be decided by the affirmative votes of a majority of the votes cast in accordance with Bye-law 30.1, and where a Director is to be removed without cause and without the prior approval of the Board, any vote on such removal shall require the af- firmative vote of not less than two-thirds of all voting rights attached to all issued and outstanding Shares in accordance with Bye-law 30.2.

The Bank of N.T. Butterfield & Son Limited Page 29 -29- 43.3 If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy. 43.4 For the purposes of Bye-law 30.2 and this Bye-law, “cause” shall mean a convic- tion for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Bank into disrepute or which results in material finan- cial detriment to the Bank. 44. Vacancy in the Office of Director 44.1 The office of Director shall be vacated if the Director: (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by applicable law; (b) is or becomes bankrupt, or makes any arrangement or composition with his creditors generally; (c) is or becomes of unsound mind or dies; or (d) resigns his office by notice to the Bank. 44.2 The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board. 44.3 The term of office of any Director appointed to the Board to fill a casual vacancy, or otherwise appointed as an additional member of the Board, shall expire at the next annual general meeting. 45. Remuneration of Directors The remuneration (if any) of the Directors shall be determined by the Board. The Direc- tors may also be paid all travel, hotel and other expenses properly incurred by them in at- tending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Bank or their duties as Directors generally. 46. Defect in Appointment All acts done in good faith by the Board, any Director, a member of a committee appoint- ed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or election of any Director or person acting as aforesaid, or that he or she was, or any of them were, disqualified, be as valid as if eve-

The Bank of N.T. Butterfield & Son Limited Page 30 -30- ry such person had been duly appointed or elected and was qualified to be a Director or act in the relevant capacity. 47. Directors to Manage Business 47.1 The business of the Bank shall be managed and conducted by the Board. In man- aging the business of the Bank, the Board may exercise all such powers of the Bank as are not, by the Companies Act or by these Bye-laws, required to be exer- cised by the Bank in general meeting. 47.2 Subject to these Bye-laws, the Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate). 48. Powers of the Board of Directors Without limiting the authority of the Board under other provisions of these Bye-laws, the Board may: (a) appoint, suspend, or remove any manager, secretary, clerk, agent or em- ployee of the Bank and may fix their remuneration and determine their du- ties; (b) exercise all the powers of the Bank to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, deben- ture stock and other securities whether outright or as security for any debt, liability or obligation of the Bank or any third party; (c) appoint a person to the office of Chief Executive Officer of the Bank who shall, subject to the supervision of the Board, supervise and administer the general business and affairs of the Bank; (d) by power of attorney, appoint any company, firm, person or body of per- sons, whether nominated directly or indirectly by the Board, to be an at- torney of the Bank for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney; (e) procure that the Bank pays all expenses incurred in promoting the Bank and listing and maintaining any listing of Shares;

The Bank of N.T. Butterfield & Son Limited Page 31 -31- (f) delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions im- posed by the Board; (g) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit; (h) subject to Bye-law 30.2(c), present any petition and make any application in connection with the liquidation or reorganisation of the Bank; (i) in connection with the issue of any Share, pay such commission and bro- kerage as may be permitted by law; and (j) authorise any company, firm, person or body of persons to act on behalf of the Bank for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Bank. 49. Register of Directors and Officers The Board shall cause to be kept in one or more books at the registered office of the Bank a Register of Directors and Officers and shall enter therein the particulars required by the Companies Act. 50. Appointment of Officers The Officers of the Bank shall include a Chief Executive Officer, who may be a Director. The Board shall appoint this Officer and may appoint such other Officers (who may or may not be Directors) as the Board may determine. 51. Appointment of Secretary The Secretary shall be appointed by the Board from time to time. 52. Duties of Chief Executive Officer and Other Officers 52.1 The Chief Executive Officer shall exercise a general supervision over the affairs of the Bank and, subject to such restrictions as the Board may impose from time to time, his responsibilities for such supervision shall include the following: (a) the keeping of proper records of account; (b) the safe custody of the cash and securities of the Bank;

The Bank of N.T. Butterfield & Son Limited Page 32 -32- (c) the administration of credit; (d) the appointment and dismissal of personnel other than officers of the rank of Executive Vice President and above; (e) negotiation of interest rates and charges; (f) the authorisation of expenses necessary for the operation of the Bank; (g) arrangements with correspondent banks; and (h) negotiating and contracting with persons outside the Bank (including con- sultants, correspondents and agents) required in connection with the Bank’s business. 52.2 Notwithstanding the foregoing, the Chief Executive Officer shall have power to delegate any responsibilities to any person he or she sees fit. 52.3 The Board may from time to time entrust to and confer upon the Chief Executive Officer any of the powers exercisable by the Board upon such terms and condi- tions and with such restrictions that they think fit and may from time to time re- voke, withdraw, alter and vary all or any of such terms and conditions and without limiting the generality of the foregoing the Board may entrust to and confer upon the Chief Executive Officer such of the Board’s powers as may be necessary for the day to day operations of the Bank. 52.4 The Board may from time to time require the Chief Executive Officer to submit to the Board such reports as the Board thinks fit for the purpose of enabling the Board to exercise control over the operations of the Bank. 52.5 Officers other than the Chief Executive Officer shall have such powers and per- form such duties in the management, business and affairs of the Bank as may be delegated to them by the Board from time to time. 53. Remuneration of Officers The Officers shall receive such remuneration as the Board may determine. 54. Conflicts of Interest 54.1 Any Director, or any Director’s firm, partner or any company with whom any Di- rector is associated, may act in any capacity for, be employed by or render ser- vices to the Bank and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Bank.

The Bank of N.T. Butterfield & Son Limited Page 33 -33- 54.2 A Director who is directly or indirectly interested in a contract or proposed con- tract or arrangement with the Bank shall declare the nature of such interest as re- quired by the Companies Act. 54.3 Following a declaration being made pursuant to this Bye-law, and unless disquali- fied by the chairman of the relevant Board meeting (or where the interest is that of the chairman of the meeting, disqualified by a resolution of the other Directors present) in respect of any material contract or proposed material contract or ar- rangement, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quor- um for such meeting. For the purposes hereof, material in relation to any contract or proposed contract shall be construed as relating to the materiality of that con- tract or proposed contract in relation to the business of the Bank to which the dec- laration of the nature of the interest should be made. For the purpose of this para- graph a Director shall not be deemed to be materially interested in any such mat- ter by reason only of his being a shareholder of the Bank or by reason of his being a shareholder holding less than 10% of any party interested in such matter. 55. Indemnification and Exculpation of Directors and Officers 55.1 The Directors, Secretary and other Officers (such term to include any person ap- pointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Bank or any subsidiary thereof and the liquidator or trus- tees (if any) for the time being acting in relation to any of the affairs of the Bank or any subsidiary thereof, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Bank from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of con- formity, or for any bankers or other persons with whom any monies or effects be- longing to the Bank shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belong- ing to the Bank shall be placed out on or invested, or for any other loss, misfor- tune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Bank against any Di- rector or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his du- ties with or for the Bank or any subsidiary thereof, provided that, such waiver

The Bank of N.T. Butterfield & Son Limited Page 34 -34- shall not extend to any matter in respect of any fraud or dishonesty in relation to the Bank which may attach to such Director or Officer. 55.2 The Bank may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Companies Act in his ca- pacity as a Director, Officer or director or officer of any subsidiary of the Bank, or indemnifying such Director, Officer or director or officer of any subsidiary of the Bank in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director, Officer or director or officer of any subsidiary of the Bank may be guilty in relation to the Bank or any subsidiary thereof. 55.3 The Bank may advance monies to a Director, Officer or director or officer of any subsidiary of the Bank for the costs, charges and expenses incurred by the Direc- tor, Officer or director or officer of any subsidiary of the Bank in defending any civil or criminal proceedings against them, on condition that the Director, Officer or director or officer of any subsidiary of the Bank shall repay the advance if any allegation of fraud or dishonesty is proved against him. MEETINGS OF THE BOARD OF DIRECTORS 56. Board Meetings The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail. 57. Notice of Board Meetings A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known ad- dress or in accordance with any other instructions given by such Director to the Bank for this purpose. 58. Electronic Participation in Meetings Directors may participate in any meeting by such telephonic, electronic or other commu- nication facilities or means as permit all persons participating in the meeting to com- municate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

The Bank of N.T. Butterfield & Son Limited Page 35 -35- 59. Quorum at Board Meetings The quorum necessary for the transaction of the business of the Board shall be five (5) Directors, a majority of whom shall be independent non-executive Directors. 60. Board to Continue in the Event of Vacancy The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Di- rector may act for the purpose of (a) summoning a general meeting or (b) preserving the assets of the Bank. 61. Chairman to Preside Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the Vice-Chairman, if there be one, shall act as chairman at all meet- ings of the Board at which such person is present. In their absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting. 62. Written Resolutions A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolu- tion to be effective on the date on which the last Director signs the resolution. 63. Validity of Prior Acts of the Board No regulation or alteration to these Bye-laws made by the Bank in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or al- teration had not been made. CORPORATE RECORDS 64. Minutes The Board shall cause minutes to be duly entered in books provided for the purpose: (a) of all elections and appointments of Officers; (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

The Bank of N.T. Butterfield & Son Limited Page 36 -36- 65. Place Where Corporate Records Kept Minutes prepared in accordance with the Companies Act and these Bye-laws shall be kept by the Secretary at the registered office of the Bank. 66. Form and Use of Seal 66.1 The Bank may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda. 66.2 A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (a) any Di- rector; (b) any Officer; (c) the Secretary; or (d) any person authorised by the Board for that purpose. 66.3 Any officer may, but need not, affix the seal of the Bank to certify the authenticity of any copies of documents. ACCOUNTS 67. Books of Account 67.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Bank and in particular with respect to: (a) all sums of money received and expended by the Bank and the matters in respect of which the receipt and expenditure relate; (b) all sales and purchases of goods by the Bank; and (c) all assets and liabilities of the Bank. 67.2 Such records of account shall be kept at the registered office of the Bank, or sub- ject to the Companies Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. 68. Financial Year End The financial year end of the Bank may be determined by resolution of the Board and failing such resolution shall be the 31st of December in each year. AUDITS 69. Annual Audit Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Companies Act, the accounts of the Bank shall be audited on an annual basis.

The Bank of N.T. Butterfield & Son Limited Page 37 -37- 70. Appointment of Auditor 70.1 Subject to the Companies Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint an Auditor to the Bank. 70.2 The Auditor must satisfy any applicable requirements of (a) any Exchange and (b) the Banks Act. No Director, Officer or employee of the Bank shall, during his continuance in office, be eligible to act as an Auditor of the Bank. 71. Remuneration of Auditor The remuneration of the Auditor shall be fixed by the Bank in general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 76, the remuneration of the Auditor shall be fixed by the Board. 72. Duties of Auditor 72.1 The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted audit- ing standards. 72.2 The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally ac- cepted auditing standards as may be provided for in the Companies Act. If so, the financial statements and the report of the Auditor shall identify the generally ac- cepted auditing standards used. 73. Access to Records The Auditor shall at all reasonable times have access to all books kept by the Bank and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Bank for any information in their possession relating to the books or af- fairs of the Bank. 74. Financial Statements Subject to any rights to waive laying of accounts pursuant to the Companies Act, finan- cial statements as required by the Companies Act shall be provided to the Members on an annual basis. 75. Distribution of Auditor’s Report The report of the Auditor shall be laid before the Members at the annual general meeting.

The Bank of N.T. Butterfield & Son Limited Page 38 -38- 76. Replacement of Auditor If the Auditor resigns or becomes incapable of acting by reason of illness or other disabil- ity at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Companies Act. VOLUNTARY WINDING-UP AND DISSOLUTION 77. Winding-Up If the Bank shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Bank (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Mem- bers or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to ac- cept any shares or other securities or assets whereon there is any liability. CHANGES TO CONSTITUTION 78. Changes to Bye-laws 78.1 Subject to Bye-law 78.2, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a resolution of the Board and by a resolution of the Members. 78.2 Bye-laws 30.2, 31, 39, 40, 41, 43, and 78 may not be rescinded, altered or amend- ed and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been ap- proved by a resolution of the Board including the affirmative vote of not less than 66% of the Directors then in office and by a resolution of the Members including the affirmative vote of not less than 66% of the votes attaching to all Shares in is- sue.